Exhibit 10.1

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BAY PEAK 1 OPPORTUNITY CORP.

March 11, 2011

To the persons and entities
listed on the signature page hereof
and the current stockholders of Bay Peak 1 Opportunity Corp.:

Re:     Investor Make Good Side Letter Agreement

The persons and entities listed on Schedule A hereto (the “Financing Investors”) are purchasers of the shares of the common stock, par value $0.0001 per share, (the “Common Stock”) of Bay Peak 1 Opportunity Corp., a Nevada corporation (the “Company”), in a financing transaction (the “Financing”) pursuant to that certain Common Stock Purchase Agreement (the “Stock Purchase Agreement”) dated March 11, 2011. The Financing may involve multiple closings, which may occur before and after the date hereof. In addition to the Financing, the Company will enter a Share Exchange Agreement (the “Share Exchange Agreement”) pursuant to which the Company will issue Common Stock in exchange for 100% of the outstanding equity interests of Hongri International Holdings Limited, a British Virgin Islands Company (“Hongri”), and Hongri will become a wholly –owned subsidiary of the Company (the “Share Exchange”). As a result, as the closing of the Share Exchange (the “Closing”), the former equity holders of Hongri will become the controlling stockholders of the Company (the “Controlling Stockholders”), and such parties are identified as such on the signature pages hereto. The initial stockholders of the Company, which are set forth on Schedule B hereto, are referred to as the “Initial Investors.” The Initial Investors and the Financing Investors are collectively referred to as the “Investors.” To induce the Financing Investors to participate in the Financing, the Company and the Controlling Stockholders have agreed to certain terms and conditions for the benefit of the Investors as set forth in this Investor Make Good Side Letter Agreement (“Side Letter”).

Accordingly, it is hereby agreed as follows:

1.     Performance-Based Valuation Adjustment:

(a)     If Hongri’s audited Consolidated Net Income for the year ended December 31, 2010 (the “Actual 2010 Net Income”), is not equal to or greater than $11,500,000, then the Controlling Stockholders shall deliver (or the Escrow Holder shall deliver, as the case may be) within fifteen (15) calendar days of the date of the final audit of Hongri’s consolidated group for the fiscal year ended December 31, 2010 (the “2010 Audit”), with stock powers executed in blank, additional shares of Common Stock (the “2010 Make Good Shares”) to the Financing Investors on a pro rata basis in an amount determined according to the following formula; provided that such number of shares shall be rounded to the next highest whole share:

Formula:

2010 Make Good Shares =	(A) (i) the aggregate amount of proceeds raised by the Company in the Financing (including any proceeds raised in closings subsequent to the Closing) (the “Financing Proceeds”) divided by (ii) (I) (x) 3.913 multiplied by (y) Actual 2010 Net Income plus (II) the Financing Proceeds, multiplied by (B) 20,000,000 shares of Common Stock (the “Outstanding Shares”) minus (C) the aggregate number of shares of Common Stock actually issued to the Financing Investors in the Financing (including any Common Stock issued at closings subsequent to the Closing) (the “Financing Shares”).

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(b)     If Hongri’s audited Consolidated Net Income for the year ended December 31, 2011 (the “Actual 2011 Net Income”), is not equal to or greater than $15,500,000, then the Controlling Stockholders shall deliver (or the Escrow Holder shall deliver, as the case may be) within fifteen (15) calendar days of the date of the final audit of Hongri’s consolidated group for the fiscal year ending December 31, 2011 (the “2011 Audit”), with stock powers executed in blank, additional shares of Common Stock (the “2011 Make Good Shares”) to the Financing Investors on a pro rata basis in an amount determined according to the following formula; provided that such number of shares shall be rounded to the next highest whole share:

Formula:

2011 Make Good Shares =	(A) (i) the Financing Proceeds divided by (ii) (I) (x) 2.903 multiplied by (y) Actual 2011 Net Income plus (II) the Financing Proceeds, multiplied by (B) the Outstanding Shares minus (C) the Financing Shares.

(c)     For purposes of this Side Letter:

(i)     “Consolidated Net Income” means Hongri’s consolidated net income, determined in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”) and excluding one-time gains or losses arising from non-cash, non-operation, and derivative items for the applicable period as determined by PKF Daxin or such other nationally recognized and reputable firm as is then appointed as the Company’s independent registered public accounting firm (the “Company Accountant”).

(ii)     Any 2010 Make Good Shares and 2011 Make Good Shares will be divided among the Financing Investors on a pro rata basis.

(iii)     “pro rata basis” or “pro rata share” means the ratio of (x) the number of shares of Common Stock held by a Financing Investor (or other relevant person) at the time of determination to (y) the total number of shares of Common Stock held by all of the Financing Investors (or relevant group of persons) at such time.

As an example, if Hongri’s 2010 Consolidated Net Income were $11,000,000 and the Financing Investors were issued an aggregate of 2,000,000 shares for an aggregate of $5,000,000 in the Financing, then the number of 2010 Make Good Shares to be transferred to the Financing Investors pursuant to Section 1(a) would be 81,469 shares, calculated as follows:

2010 Make Good Share = ($5,000,000/((3.913 X $11,000,000) + $5,000,000) X 20,000,000) – 2,000,000 = 81,469

Step 1 – 3.913 X $11,000,000 = $43,043,000
Step 2 – $43,043,000 + $5,000,000 = $48,043,000
Step 3 – $5,000,000 / $48,043,000 = 10.4%
Step 4 – 10.4% X 20,000,000 = 2,081,469
Step 5 – 2,081,469 – 2,000,000 = 81,469

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(d)     The obligations to deliver shares pursuant to Sections 1(a) and 1(b) are separate and distinct and issuance of shares pursuant to any of Sections 1(a) or 1(b) shall not reduce the number of shares of Common Stock issuable pursuant to any other section of this Side Letter. Notwithstanding anything in this Side Letter to the contrary, the maximum aggregate number of shares of Common Stock that the Controlling Stockholders shall be required to deliver to the Financing Investors pursuant to Sections 1(a) and 1(b) combined shall be 4,000,000 shares of Common Stock (subject to adjustment for later stock splits, stock dividends, reclassifications and the like).

(e)     The Company agrees to finalize the 2010 Audit and 2011 Audit and provide the Investors and the Escrow Holder with a copy of such audit reports, which shall be prepared in accordance with GAAP and shall note one-time gains or losses that are to be excluded from Consolidated Net Income for the applicable period as determined by the Company Accountant, on or before April 30, 2011 and April 30, 2012, respectively (each an “Audit Date”). If either the 2010 Audit or the 2011 Audit is not delivered by its respective Audit Date, and a majority-in-interest of the Financing Investors (based on the number of shares of Common Stock held by the Financing Investors) or the Investors’ Representative (as defined in Section 1(h) hereof) does not otherwise consent to a delay in writing, the Actual 2010 Net Income or Actual 2011 Net Income, as the case may be, shall be finally and conclusively determined by an independent auditor (the “Independent Auditor”) named by the Investors’ Representative within thirty (30) days of the subject Audit Date, and, if required, the 2010 Make Good Shares or 2011 Make Good Shares (the number of which, to be determined as of the date of delivery of the respective audit) shall be delivered by the Controlling Stockholders (or the Escrow Holder, as the case may be) within fifteen (15) calendar days of final determination of the Actual 2010 Net Income or Actual 2011 Net Income, as the case may be, by such selected auditor. The costs and expenses of any auditor calculating the Actual 2010 Net Income and Actual 2011 Net Income shall be borne by the Company. The Company shall take all such actions and provide all information requested by the Independent Auditor to enable them to complete their report as quickly as possible, and in any event within forty-five (45) days from the date the Independent Auditor is first engaged.

(f)     The Controlling Stockholders hereby agree to deposit into a custodian account at Deutsche Bank National Trust Company, a national banking association (the “Escrow Holder”) pursuant to the Escrow Agreement entered into by and among the Company, the Controlling Stockholders and the Investor Representative immediately prior to the effective date and time of this Side Letter, (i) an aggregate amount of 4,000,000 shares of the Company’s currently issued and outstanding Common Stock (together with any additional securities or assets issued or distributed with respect to such shares pursuant to stock splits, dividends, reclassifications, or the like) (the “Escrowed Shares”), as security for the Controlling Stockholders’ performance under Sections 1(a) through 1(e). The Controlling Stockholders shall execute and deliver such additional documents or instruments, reasonably requested by the Escrow Holder to give effect to the terms of this Section 1(f); provided, that the provisions of any escrow instructions regarding release of the Escrowed Shares from the escrow must be approved by and shall be reasonably acceptable to the Investors’ Representative (as defined in Section 1(h) hereof); provided, further, that if the requirements of Sections 1 hereof are satisfied in full, then the Investors’ Representative will timely authorize the Escrow Holder to release the Escrowed Shares to the Controlling Stockholders. Subject to the limitation contained in Section 1(d) above, the Escrowed Shares shall act as security for the Controlling Stockholders’ obligations created in this Section 1.

(g)     Notwithstanding the foregoing, if prior to December 31, 2011, the Company becomes listed on the Stock Exchange of Hong Kong Limited, the New York Stock Exchange (the “NYSE”), The NYSE Amex, the NASDAQ Global Select Market, or the NASDAQ Global Market (together, the “NASDAQ”) and has a minimum market capitalization of at least $175 million (based on the closing price of the Common Stock as listed on such an exchange), then no additional shares shall be issuable after the date of such event under Sections 1(a) through 1(e) and the Escrowed Shares remaining in the escrow account created pursuant to Section 1(f) shall be released to the Controlling Stockholders without any action required by the Investors’ Representative or the Investors.

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(h)     David Steele, shall be constituted and appointed as the “Investors’ Representative.” Each Investor, by virtue of his execution and delivery of this Side Letter, shall hereby appoint and constitute the Investors’ Representative as his, her or its agent and true and lawful attorney-in-fact with the powers and authority as set forth in this Side Letter. The Investors’ Representative shall be the exclusive agent for and on behalf of the Investors to: (i) give and receive notices and communications to or from the Company (on behalf of itself or any other Investor) and/or the Escrow Holder relating to this Side Letter, any escrow agreement or arrangement described in or contemplated by Section 1(f) hereof or any of the other transactions and other matters contemplated hereby or thereby; (ii) provide endorsements for transfer of, and authorize deliveries to Investors of Escrowed Shares from the escrow; and (iii) take all actions necessary or appropriate in the judgment of the Investors’ Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Investor under any circumstance. The Investors’ Representative shall be the sole and exclusive means of asserting or addressing any of the above and no Investor shall have any right to act on his, her or its own behalf with respect to any such matters, other than any claim or dispute directly against the Investors’ Representative. No bond shall be required of the Investors’ Representative, and the Investors’ Representative shall receive no compensation for its services. Notices or communications to or from the Investors’ Representative shall constitute notice to or from each Investor. The Investors’ Representative shall not be liable to any Investor for any act done or omitted hereunder as the Investors’ Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. Any reasonable costs and expenses incurred by the Investors’ Representative in connection with its activities and duties as the Investors’ Representative will be reimbursed by the Company promptly upon submission of evidence of such reasonable fees or expenses to the Company. The Investors shall jointly and severally indemnify the Investors’ Representative and its employees, affiliates, agents, members, and officers, and hold them harmless against any loss, liability or expense arising out of or in connection with the acceptance or administration of the activities and duties of the Investors’ Representative. A majority-in-interest of the Investors (based on shares of Common Stock held by all Investors at the time of determination) may elect to remove the Investor Representative, with or without cause. In the event of that the Investors’ Representative shall cease to be the Investor Representative (whether through resignation, removal or death), then a majority-in-interest of the Investors may appoint a new individual to act as the Investors’ Representative.

2.     Public Company Status.

(a)     The Company hereby agrees that it shall become a “reporting company” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and, within one hundred eighty (180) calendar days following the Closing, shall (i) file a registration statement with respect to its Common Stock on Form 10 or a Form S-1 (together with a Form 8-A) with the SEC and (ii) upon the automatic effectiveness or effectiveness of such registration statement, as the case may be, shall continuously comply with the periodic reporting obligations of a company registered under Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934 for a period of at least five hundred forty-five (545) calendar days thereafter, such that the Common Stock held by the Investors may be transferred without limitation or restriction pursuant to Rule 144 without consideration of any Investor’s status as an Affiliate of the Company under Rule 144 .

(b)     Subject to satisfying the applicable listing standards, within four hundred fifty-five (455) calendar days of the Closing, the Company shall cause its Common Stock to be listed, and shall thereafter maintain such listing, the Stock Exchange of Hong Kong Limited, on NASDAQ, the NYSE-Amex, or the NYSE (each, a “Listing”).

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(c)     In the event that the Company fails to perform in strict accordance with Section 2(a) or 2(b), the Controlling Stockholders hereby agree to immediately pay to the Financing Investors, on a pro rata basis, as partial liquidated damages and not as a penalty, (i) an initial amount equal to 15% of the Financing Proceeds and (ii) an additional amount equal to 1.5% of the Financing Proceeds for each monthly period that the non-compliance with Section 2(a) or 2(b) continues, with payment of such fee due at the end of each such monthly period.

3.     Independent Investment Decision. Each of the Financing Investors agrees that it has independently evaluated the merits of the Financing Investor’s decision to enter into the Stock Purchase Agreement and this Side Letter and confirms that it has not relied on the business or legal advice of the Company or any of its officers, directors, employees, agents, representatives, counsel, advisors or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to any Financing Investor in connection with the transactions contemplated by the Stock Purchase Agreement, the Share Exchange Agreement and this Side Letter except as expressly noted in such documents.

4.     Lock-Up of Shares. Prior to the Listing, neither the Controlling Stockholders nor the Investors will be permitted to sell, assign, encumber, hypothecate, pledge, convey in trust, give, transfer by bequest, devise or descent, or otherwise transfer or dispose of any shares of Common Stock, whether voluntarily or by operation of law, directly or indirectly, without the prior written consent of the Investor Representative.

5.     Right Of First Refusal.

(a)     Notwithstanding anything to the contrary in this Side Letter and in any of the other documents, and except with respect to certain exempt issuances set forth in Section 8 below, if the Company or a Controlling Stockholder proposes to sell, issue, or otherwise transfer to any person any equity or debt securities in the Company (“Additional Securities”) in one or more related transactions (assuming such sale is permitted in accordance with Section 4, where applicable), then the Company or the Controlling Stockholder, as applicable, shall promptly give written notice (the “Notice”) to the Investors’ Representative (who shall in turn promptly provide the Investors with a copy of the Notice) at least thirty (30) calendar days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the Additional Securities to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, the name and address and relationship, if any, to the Controlling Stockholders of each prospective purchaser or transferee.

(b)     Each of the Investors shall have the right, exercisable within fifteen (15) calendar days after receipt of the Notice, to purchase all or any part of its pro rata share of the Additional Securities on the same terms and conditions set forth in such Notice, under the rules and procedures set forth in Section 5(c) hereof.

(c)     If any Investor fails to elect to fully participate in such purchase pursuant to this Section 5 the Company or the Controlling Stockholder, as applicable, shall give notice of such failure to the Investors who did so elect to participate (the “Participants”) by providing notice to the Investors’ Representative (who shall in turn promptly provide the Participants with a copy of such second notice). The Participants shall have five (5) calendar days from the date such second notice is delivered to agree (which may be done by electronic transmission or by telephone and subsequently confirmed in writing) to purchase all or any part of their pro rata share (based on the number of shares of Common Stock held by the Participants) of the unsold portion of the Additional Securities; provided, however, that if any Participant fails to purchase its full pro rata share of the unsold portion of the Additional Securities any other Participant may purchase such Participant’s pro rata share (as between all remaining Participants) of the unsold portion.

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(d)     If the Investors do not exercise the right of first refusal as to all of the Additional Securities, then, subject to Section 6 below, the Company or the Controlling Stockholder, as applicable, shall have a period of one hundred twenty (120) calendar days to complete the proposed sale of any Additional Securities not so purchased on substantially the same terms and conditions as set forth in the initial Notice to the Investors. If such sale is not completed in such time frame, the unpurchased Additional Securities shall again become subject to the provisions of this Section 5. The Company or the Controlling Stockholder, as applicable, may not complete the proposed sale prior to the full and final expiration of the time periods for exercise of the rights of first refusal granted under this Section 5, and, in any case, must comply with the provisions of Section 6 hereof in connection with completing such sale.

(e)     The purchase of the Additional Securities shall take place within fifteen (15) calendar days of the Participants’ election to purchase the Additional Securities pursuant hereto, or at such other time as mutually agreed to by the Company or the Controlling Stockholder, as applicable, and the Participants.

(f)     The exercise or non-exercise of the rights of Investors hereunder to purchase one (1) or more sales of Additional Securities made by the Company or a Controlling Stockholder, as applicable, shall not adversely affect their rights to purchase subsequent sales of Additional Securities pursuant to this Section 5.

6.     Tag-Along Rights.

(a)     Except with respect to certain exempt issuances set forth in Section 8 below, in the event a proposed sale, issuance or transfer of Additional Securities by the Company or a Controlling Stockholder involves the sale or transfer of Common Stock or other equity interests of the Company and the Investors do not fully exercise, or they waive, their right of first refusal to purchase their pro rata share of the Additional Securities pursuant to Section 5, then the Company or the Controlling Stockholder, as applicable, shall promptly give a second written notice (the “Co-Sale Notice”) to the Investors’ Representative (who shall in turn promptly provide a copy of the Co-Sale Notice to each Investor who did not exercise its right of first refusal pursuant to Section 5) at least thirty (30) calendar days prior to the closing of such sale or transfer. The Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the Additional Securities to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name, address, and relationship, if any, to the Controlling Stockholders of each prospective purchaser or transferee.

(b)     Each Investor who did not exercise its right of first refusal pursuant to Section 5 shall have the right, exercisable upon written notice to the Company or the Controlling Stockholder, as applicable, within twenty (20) calendar days after receipt of the Co-Sale Notice, to participate in such sale of Additional Securities on the same terms and conditions. To the extent one or more of the Investors exercise such right of participation (a “Co-Sale Participant”) in accordance with the terms and conditions set forth below, the Additional Securities that the Company or the Controlling Stockholder, as applicable, may sell in the transaction shall be correspondingly reduced.

(c)     Each Co-Sale Participant may sell all or any part of its pro rata share (as between all Co-Sale Participants) of the Additional Securities equal to the product obtained by multiplying (i) the aggregate number of Additional Securities covered by the Co-Sale Notice by (ii) a fraction, (A) the numerator of which is the number of shares of common stock owned by the Co-Sale Participant and (B) the denominator of which is the total number of outstanding shares of Common Stock owned by all Co-Sale Participants at the time of such Co-Sale Notice.

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(d)     Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Company or the Controlling Stockholder, as applicable, for transfer to the prospective purchaser, one (1) or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock or other equity interests which such Co-Sale Participant elects to sell.

(e)     The stock certificate or certificates that the Co-Sale Participant delivers to the Company or the Controlling Stockholder, as applicable, pursuant to Section 6(d) hereof shall be transferred to the prospective purchaser upon consummation of the sale of the Common Stock or other equity interests pursuant to the terms and conditions specified in the Co-Sale Notice, and the prospective purchaser, the Company, or the Controlling Stockholder, as applicable, shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. If (i) the Additional Securities noted in the Co-Sale Notice consist of a class or type of security other than Common Stock and the prospective purchaser or purchasers are not willing to purchase shares of Common Stock from the Co-Sale Participant in lieu of such Additional Securities or (ii) the prospective purchaser or purchasers are unable or unwilling to purchase Common Stock from a Co-Sale Participant exercising its rights of co-sale hereunder, neither the Company nor the Controlling Stockholder shall sell or transfer to such prospective purchaser or purchasers any of the Additional Securities unless and until, simultaneously with such sale, the Company or the Controlling Stockholder, as applicable, shall purchase such shares of Common Stock from such Co-Sale Participant on substantially the same terms, and at the same price per share, as originally provided in the Co-Sale Notice for the Additional Securities.

(f)     The exercise or non-exercise of the rights of the Co-Sale Participants hereunder to participate in one (1) or more sales or issuances of Common Stock or other equity interests made by the Company or the Controlling Stockholders shall not adversely affect their rights to participate in subsequent sales pursuant to this Section 6.

(g)     The proceeds of any transfer made by the Company or a Controlling Stockholder without compliance with the provisions of this Section 6 shall be deemed to be held in constructive trust in such amount as would have been due to the Co-Sale Participants if the Company or the Controlling Stockholder, as applicable, had complied with this Side Letter.

(h)     The rights provided for in Sections 5 and 6 shall terminate and the terms of Sections 5 and 6 shall not apply following a Listing.

7.     Prohibited Transactions; Put Right.

(a)     In the event the Company or a Controlling Stockholder should sell any Common Stock in contravention of Section 6 of this Side Letter (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity, or hereunder, shall have the put option provided below, and the Company or the Controlling Stockholder, as applicable, shall be bound by the applicable provisions of such option.

(b)     In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Company or the Controlling Stockholder, and the Company or the Controlling Stockholder, as applicable, agrees to purchase, the number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof, or which the Company or Controlling Stockholder were required to purchase from the Investor in compliance with Section 6(e), as the case may be. Such sale shall be made on the following terms and conditions:

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(i)     The price per share at which the shares are to be sold to the Company or the Controlling Stockholder, as applicable, shall be equal to the price per share paid by the purchaser to the Company or the Controlling Stockholder in the Prohibited Transfer. The Company or the Controlling Stockholder, as applicable, shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights hereunder.

(ii)     Within ninety (90) calendar days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Company or the Controlling Stockholder, as applicable, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii)      The Company or the Controlling Stockholder, as applicable, shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 7(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 7(b)(i) hereof, in cash or by other means acceptable to the Investor.

(iv)     Notwithstanding the foregoing, any attempt by the Company or the Controlling Stockholder to transfer Common Stock or any other equity interest in the Company in violation of Section 6 hereof shall be void, and the Company and the Controlling Stockholder agree it will not give effect to such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Investors’ Representative.

8.     Exempt Issuances. The rights in Sections 5 and 6 hereof shall not apply to (i) the issuance of securities by the Company in connection with an acquisition of another company (provided that such acquisition is approved by the Board of Directors (including the Investor Nominee)); (ii) the issuance by the Company of or conversion or exercise by the Controlling Stockholder of, or in connection with, any options, warrants, rights or other securities outstanding on the date hereof or that may be issued pursuant to any of those agreements listed on Schedule C hereto (such Schedule to be deemed to include, without limitation, the Share Exchange Agreement, the Common Stock Purchase Agreement, the Additional Warrant Side Letter Agreement and this Side Letter); (iii) the issuance by the Company of any securities upon or in connection with a forward or reverse split, dividend, distribution, combination or subdivision, or any similar transaction; provided that proportionate adjustment is made to all outstanding shares of Common Stock; (iv) the issuance by the Company of any equity securities to employees, officers, directors, consultants, agents, advisors, vendors, or other service providers of the Company pursuant to any compensatory agreement approved by the Board of Directors (including the Investor Nominee); and (v) any security interest granted by the Company to banks, equipment lessors, or providers of “floor plan” or similar financing, pursuant to a debt financing, equipment leasing, “floor plan,” or similar financing transaction, or real property leasing transaction approved by the Board of Directors (including the Investor Nominee).

9.     Registration Rights.

(a)     For a period of five years following the date of Closing, the Investors shall be entitled to “piggyback” on a registration by the Company for an offering of any securities of the Company for cash (including, but not limited to, registration statements relating to secondary offerings of Common Stock, but excluding any offerings registered on Forms S-4 or S-8 (including reoffer prospectuses included thereunder)) with respect to any Common Stock held by the Investors. If the proposed offering upon which an Investor exercises such person’s piggyback rights shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Company and such Investor in writing that, in their reasonable opinion, the inclusion of all of such Investor’s securities proposed to be sold in such offering would adversely and materially affect the success of the offering, the Common Stock that shall be included in such offering shall be allocated first to the Company and then on a pro rata basis to such Investors that have exercised piggyback rights with respect to the offering by the Company; provided that in no event shall any Common Stock requested to be registered by such piggyback right holders be reduced to less than thirty percent (30%) of the original requested amount. Notwithstanding the foregoing, the inclusion of such Investor’s securities in any registration referred to in this Section 9 may be reduced as reasonably necessary in the opinion of the Company’s counsel to comply with the provisions of Rule 415 under the Securities Act.

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(b)     The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Investor participating in such registration, its officers, directors, and affiliates and any agent thereof (collectively, “Indemnified Persons”), against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs, and expenses (including interest, penalties, and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 9 as a “Claim” and in the plural as “Claims”) based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any shares of Common Stock were registered under the Securities Act or any state securities or blue sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current), or arising out of, based upon, or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon, or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary, or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(c)     Any request to register shares of Common Stock pursuant to this Section 9 shall (i) specify the shares of Common Stock intended to be offered and sold by the Investor making the request, and (ii) contain the undertaking of such Investor to provide all such information and materials and take all action as may be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such shares of Common Stock.

(d)     All expenses incurred in connection with registrations, filings, or qualifications pursuant to this Section 9, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one (1) counsel for the Investors, shall be borne and paid by the Company.

10.     Board Composition. The Controlling Stockholders, each of the Investors, and the Company agrees that until the Company has successfully completed a Listing, Bay Peak, LLC, a California limited liability company (“Bay Peak”) shall have the right to nominate one (1) member of the board of directors of the Company (the “Investor Nominee”) in accordance with the following:

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(a)     The Company agrees to take all such action as is necessary to appoint the Investor Nominee, who shall initially be Cory Roberts, to the board of directors of the Company as of the date hereof.

(b)     The Controlling Stockholders and the Investors hereby agree to vote all shares of voting securities of the Company over which they have voting control, whether owned directly or indirectly and whether now held or hereafter acquired, affirmatively for such Investor Nominee and shall not act to remove or replace such Investor Nominee during the term of this Section 10.

(c)     From time to time during the term of this Section 10, Bay Peak, in its sole discretion, may notify the Company, the Controlling Stockholders, and the Investors in writing of an intention to remove the then current Investor Nominee from the board of directors of the Company and/or to select a new Investor Nominee to the board of directors of the Company. In the event of such an initiation of a removal or selection of an Investor Nominee under this Section 10, the Company shall take such actions as are necessary to facilitate such removals or election, including, without limitation, soliciting the votes of the appropriate stockholders. The Controlling Stockholders and the Investors shall vote all shares of voting securities of the Company over which they have voting control, whether owned directly or indirectly and whether now held or hereafter acquired to cause: (a) the removal from the Company’s board of directors of the Investor Nominee so designated for removal and (b) the election to the Company’s board of directors of any new Investor Nominee so designated.

(d)     None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the Investor Nominee to serve on the Company’s board of directors by virtue of such party’s execution of this Side Letter or by the act of such party in voting for such nominee pursuant to this Side Letter.

(e)     Notwithstanding the other transfer restrictions described herein, the Controlling Stockholders shall not sell, assign, or otherwise transfer shares of Common Stock in the Company, unless the transferee of such shares agrees to the obligations of such Controlling Stockholder set forth in this Side Letter.

(f)     Notwithstanding anything herein to the contrary, the Investor Nominee may be removed by the stockholders of the Company for cause in accordance with Nevada corporate law; provided that a replacement Investor Nominee will then be appointed by Bay Peak in accordance with the provisions of this Section 10.

(g)     Each of the Controlling Stockholders and the Investors hereby constitutes and appoints the Investor Nominee with full power of substitution, as its proxies to represent and to vote all of such party’s shares of Common Stock in accordance with the terms and provisions of this Side Letter, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with the terms of this Side Letter. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties hereto in connection with the transactions contemplated by this Side Letter and, as such, is coupled with an interest and shall be irrevocable unless and until this Section 10 terminates or expires pursuant to its terms. Each of the Controlling Stockholders and the Investors revokes any and all previous proxies with respect to the shares of Common Stock and shall not hereafter, unless and until this Section 10 terminates or expires, grant any other proxy or power of attorney with respect to any of the shares of Common Stock, deposit any of the shares of Common Stock into a voting trust or enter into any agreement (other than this Side Letter), arrangement or understanding with any person to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to the matters set forth herein.

EXECUTION COPY

(h)     The rights provided in this Section 10 shall terminate and the terms provided in this Section 10 shall not apply following a Listing.

11.     Approval by Investor Representative. Until the Company has successfully completed a Listing, the parties agree that the Company shall not, and shall not permit any of the Company Subsidiaries to, without the consent of the Investor Representative, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)     issue any new equity interests or other securities, whether equity or debt, in the Company, except in connection with any such issuance that is an Exempt Issuance set forth in Section 8(ii) and Section 8(iii);

(b)     create, authorize or issue any class of shares ranking in any way senior to or pari passu with the Common Stock;

(c)     subdivide or consolidate the issued Common Stock;

(d)     amend, alter, vary or waive any provision of the Company’s articles of incorporation or bylaws;

(e)     except pursuant to the Share Exchange Agreement, enter into or cause any merger, consolidation, amalgamation, acquisition, or other corporate reorganization of the Company, sale of all or substantially all of the Company’s assets or undertaking, or initiate the liquidation, dissolution or winding-up of the Company;

(f)     take any action with regard to the Common Stock that has a disproportionate affect on the holdings of the Investors as compared to all other holders of Common Stock.

(g)     except pursuant to the Share Exchange Agreement, enter into any transaction or series of transactions that results in the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions.

(h)     sell, transfer, assign, grant any security interest in or dispose in any other way any of the material assets or intellectual property of the Company;

(i)     pay or declare any dividend on any Common Stock;

(j)     redeem or repurchase any Common Stock, unless pursuant to agreements under which the Company has the option to repurchase Common Stock from an employee, director or consultant upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal;

EXECUTION COPY

(k)     materially change the nature of the business of the Company;

(l)     except for the transactions contemplated by the Share Exchange Agreement, the Stock Purchase Agreement, Additional Warrant Side Letter Agreement, and this Side Letter, and the other agreements, certificates, instruments and documents delivered in connection therewith, effect any transactions with affiliates of the Company, the Controlling Stockholders, or other stockholders of the Company (other than transactions with subsidiaries that (i) are in the ordinary course of business and (ii) are approved by the Company’s board of directors from time to time); or

(m)     authorize or issue any debt in an individual amount or in the aggregate obligating the Company to repay more than $2,500,000 of principal (including any premium payments of principal).

12.     Reporting Requirements. Until the Company has successfully completed a Listing:

(a)     The Company shall provide to the Investor Representative within forty-five (45) days after the end of the first three fiscal quarters of a fiscal year, comprehensive consolidated quarterly unaudited financial statements prepared by the Company in accordance with GAAP (including actual and projected cash flows for the most recent month and a rolling three (3) month cash flow forecast);

(b)     The Company shall provide to the Investor Representative within one hundred twenty (120) days of the end of the first three each fiscal year, annual audited consolidated financial statements for the Company (including its balance sheet and its statements of earnings, retained earnings and changes in financial position); and

(c)     The Investor Representative and its authorized accountants, counsel and advisors shall have the right to inspect the Company’s books and records and request such additional information concerning the affairs of the Company as they reasonably consider necessary in order to understand and assess the affairs of the Company, and the Company shall in response to each such request, if the Company’s board of directors considers such request reasonable in the circumstances and compliance with such request will not breach any applicable law, provide or cause to be provided to such person as promptly as possible such additional information.

(d)     Notwithstanding anything in this Section 12 to the contrary, the Investor Representative shall, upon the request of the Company and as a condition to the receipt of any information pursuant to this Side Letter that, in the Company’s opinion, constitutes non-public information, execute and deliver to the Company a confidentiality agreement in form and substance reasonably acceptable to the Investor Representative and its legal counsel with respect to such information.

13.     Use of Proceeds. The Company agrees that unless otherwise approved by the Investor Representative, it will use the aggregate proceeds of the Financing for general corporate purposes.

14.     Restrictive Legend and Stop Transfer Orders.

(a)     The Controlling Stockholders understand and agree that the Company will cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of any securities of the Company held by the Controlling Stockholders:

EXECUTION COPY

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO SALE AS SET FORTH IN A SIDE LETTER AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO VOTING AGREEMENTS AND AN IRREVOCABLE PROXY SET FORTH IN A SIDE LETTER AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE IRREVOCABLE PROXY AND ALL THE VOTING AGREEMENTS OF SAID SIDE LETTER AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(b)     In order to ensure compliance with the restrictions referred to herein, the Controlling Stockholders agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Prohibited Transfer and that it may make appropriate notations to the same effect in its records.

15.     Miscellaneous.

(a)     The Company makes and affirms for the benefit of the Investors and the Controlling Stockholders, as of the date of this Side Letter, all representations and warranties made by the Company in the Share Exchange Agreement (whether or not such representations are made before or after the date of this Side Letter). The Controlling Stockholders make and affirm for the benefit of the Company and the Investors, as of the date of this Side Letter, all representations and warranties made by the Controlling Stockholders in the Share Exchange Agreement (whether or not such representation are made before or after the date of this Side Letter). The parties hereto agree that the Investors shall, as against the Controlling Stockholders and the Company, be entitled to rely upon the representations and warranties of the Controlling Stockholders, the Company and the other parties to the Share Exchange Agreement as if all such representations and warranties had been set forth in this Side Letter as representations and warranties of the Controlling Stockholders and the Company, respectively.

(b)     This Side Letter may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Company, the Investors’ Representative and the Controlling Stockholders. No waiver of any of the provisions or conditions hereof or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. This Side Letter is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions herein are intended to be, nor shall they be construed to be, for the benefit of any third person, other than the Initial Investors, who are expressly intended to be beneficiaries of the terms of this Side Letter. This Side Letter shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns (including, without limitation, any transferee or assignee of any Common Stock held by the Controlling Stockholders), and the rights and obligations of the parties hereunder may not be assigned without the written consent of the Company and the Investors’ Representative. Notwithstanding the foregoing, holders of Common Stock issued upon exercise of the warrant agreements issued pursuant to the Additional Warrant Side Letter may become parties to this Agreement as “Initial Investors” by executing a joinder in the from set forth on Schedule D of this Side Letter.

EXECUTION COPY

(c)     All notices, communications and instructions required or desired to be given under this Side Letter must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the address, facsimile number or electronic mail address provided for each party in the signature page hereto (or to such other address and contact information and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above, and, with respect to any notice, communication or instruction to any Investor, to the Investors’ Representative), with a copy to: Scudder Law Firm, P.C., L.L.O, Attn: Adam Hornung, 411 S. 13th St., Suite 200, Lincoln, NE 68502, 402-435-4239, ahornung@scudderlaw.com.

(d)     This Side Letter shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof.

(e)     If any provision of this Side Letter becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Side Letter, and such court will replace such illegal, void or unenforceable provision of this Side Letter with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Side Letter shall be enforceable in accordance with its terms.

(f)     In the event that any dispute among the parties to this Side Letter should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Side Letter, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.

(g)     Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Side Letter.

(h)     This Side Letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Side Letter may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Side Letter as well as any facsimile, telecopy or other reproduction hereof. This Side Letter, together with the separate written agreements referenced herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.

[Remainder of Page Left Blank Intentionally]

If this Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

Very truly yours,

BAY PEAK 1 OPPORTUNITY CORP.

By: /s/ Cory Roberts
Name: Cory Roberts
Title: Chief Executive Officer

Address for Notice:
169 Bolsa Ave.
Mill Valley, CA 94941
Attn: President

Fax:
Email: cory@baypeak.com

[Signature Page to Make Good Side Letter Agreement]

If this Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

CONTROLLING STOCKHOLDERS:

/s/ Chan Sun Keung
Printed Name: Chan Sun Keung

Address for Notice:

Room 616, 6/F, Cheuk Wah House
Hing Wah Estate, Chai Won, Hong Kong

Fax:
Email:

/s/ Cheung So Wa
Printed Name: Cheung So Wa

Address for Notice:

Room 2303, Luk Yat House, Yat Tung Estate
Tung Cheng, N.T. Hong Kong

Fax:
Email:

[Signature Page to Make Good Side Letter Agreement]

If this Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

INVESTORS’ REPRESENTATIVE:

David Steele

Name: /s/ David Steele

Address for Notice:

3111 Del Rio Drive
North Vancouver, BC V7N 4C3

Fax: 604-909-2909
Email: steeledave@shaw.ca

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11th day of March, 2011:

FINANCING INVESTOR:

CHINA – GROUND FLOOR HOLDINGS, L.P.

By: Ground Floor Capital, LLC

By: /s/ David Steele
Name: David Steele
Title:

Address for Notice:

8090 N. 85th Way, Suite 101
Scottsdale, AZ 85258

Telephone: 604-980-8407
Facsimile: 604-909-2909
E-Mail: groundfloorcapitalinc@gmail.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, NE 68508
Facsimile: 402-435-4239
Attention: Adam Hornung

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11th day of March, 2011:

FINANCING INVESTOR:

CHINA – GROUND FLOOR HOLDINGS VI, L.P.

By: Ground Floor Capital II, LLC

By: /s/ David Steele
Name: David Steele
Title:

Address for Notice:

8090 N. 85th Way, Suite 101
Scottsdale, AZ 85258

Telephone: 604-980-8407
Facsimile: 604-909-2909
E-Mail: groundfloorcapitalinc@gmail.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, NE 68508
Facsimile: 402-435-4239
Attention: Adam Hornung

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11th day of March, 2011:

FINANCING INVESTOR:

CHINA CANADIAN OPPORTUNITY, L.P.

By: Ground Floor Capital (China), LLC

By: /s/ David Steele
Name: David Steele
Title:

Address for Notice:

8090 N. 85th Way, Suite 101
Scottsdale, AZ 85258

Telephone: 604-980-8407
Facsimile: 604-909-2909
E-Mail: groundfloorcapitalinc@gmail.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, NE 68508
Facsimile: 402-435-4239
Attention: Adam Hornung

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11th day of March, 2011:

FINANCING INVESTOR:

CHINA CANADIAN OPPORTUNITY VI, L.P.

By: Ground Floor Capital (China 88), Inc.

By: /s/ David Steele
Name: David Steele
Title:

Address for Notice:

8090 N. 85th Way, Suite 101
Scottsdale, AZ 85258

Telephone: 604-980-8407
Facsimile: 604-909-2909
E-Mail: groundfloorcapitalinc@gmail.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, NE 68508
Facsimile: 402-435-4239
Attention: Adam Hornung

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11 day of March, 2011:

INITIAL INVESTOR:

Kema Management, Ltd.

By: /s/ David Steele

By:
Name: David Steele
Title:

Address for Notice:

3111 Del Rio Drive
North Vancouver, BC V7N VC3

Telephone: 604-980-8407
Facsimile:
E-Mail: steeledave@shaw.ca

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, NE 68508
c/o: Adam Hornung

E-mail: ahornung@scudderlaw.com

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11 day of March, 2011:

INITIAL INVESTOR:

CHRISTOPHER JENSEN

By: /s/ Christopher Jensen

By: /s/ Christopher Jensen
Name: Christopher Jensen
Title: Individual

Address for Notice:

Telephone: 602-570-3661
Facsimile:
E-Mail: chris@pvcapgroup.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
c/o: Adam Hornung
411 South 13th Street, Second Floor
Lincoln, NE 68508

E-mail: ahornung@scudderlaw.com

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11 day of March, 2011:

INITIAL INVESTOR:

Jensen Children Irrevocable Trust, dated May 25, 2010

By: /s/ Chris Jensen

By: /s/ Chris Jensen
Name: Chris Jensen
Title: Trustee

Address for Notice:

20645 North Pima Road
Suite # 140
Scottsdale, AZ 85255

Telephone: 602-570-3661
Facsimile:
E-Mail: chris@pvcapgroup.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite # 200
Lincoln, NE 68508
c/o: Adam Hornung

E-mail: ahornung@scudderlaw.com

[Signature Page to Make Good Side Letter Agreement]

This Make Good Side Letter is agreed to and accepted this 11 day of March, 2011:

INITIAL INVESTOR:

BayPeak, LLC

By: /s/ Chris Jensen

By: /s/ Cory Roberts
Name: Cory Roberts
Title: President

Address for Notice:

169 Bolsa Avenue
Mill Valley, CA 94941

Telephone: 602-570-3661
Facsimile:
E-Mail: cory@baypeak.com

With a copy to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite # 200
Lincoln, NE 68508
c/o: Adam Hornung

E-mail: ahornung@scudderlaw.com

[Signature Page to Make Good Side Letter Agreement]

Schedule A

Financing Investors

China Canadian Opportunity, L.P.
China - Ground Floor Holdings, L.P.
China Canadian Opportunity VI, L.P.
China Ground Floor Holdings VI, L.P.

Schedule B

Initial Investors

Names	Names
Bay Peak, LLC	Callahan, Christopher R.
Kema Management (USA), Inc.	Callahan, Cynthia H.
Jensen, Christopher E.	Callahan, Richard P.
Jensen Children Irrevocable Trust dated May 25, 2010	Calta, Richard J.
2025494 Ontario Inc.	Calta, Tricia A.
4042450 MB LTD.	Carpenter, Joan L.
Aasen, Cynthia	Carpenter, John W.
Ace Max Capital Enterprises, LLC	Carroll, Jennifer
Anaka, Brad	Carroll, Paul
Anaka, Connie	Castrucci, Gary
Anderson, Jason	Cey, Lester
Ansell, George R.	CJM Investments, LLC
Ansell, James	Clements, Gordon
Ansell, Richard A.	Cox, William P.
Ansell, Robert	Crowder, Angela
Ansell, Tina	Crowder, Martyn
Bach ,Jens Richard	Davidson, Candice
Balter, Lynn	Davidson, William
Balter, Neil	Deighton, Jan A.
Barbour, Dorothy V.	Dempsey, Terry
Barnell, Bryan	Dengate, Steve
Barras, Scott	Drever, Jill
Basas, Mary	Drever, Mike
Basran, Jatinder S.	Dupont, Emilie D.
Bean, John	Dutchak, Phyllis
Bratch, Amardeep S.	Eisenbock, Andy
Bratch, Manjinder K.	Eisenbock, Sandra
Brebner, James	Elkington, Peter
Bushell, Albert	Elkington, Robert G.
Bushell, Gordon	Eshenko, Peter
Busse, Robert	Esmail, Haneef
Farca, David	Heise, Linda

Names	Names
Farca, Maria V.	Heise, Raymond
Ferrie, James	Hennessey, Kelly
Florek, Robert	Hlufman, David
Follack, Dianna	Hlufman, Elaine
Friesen, Neil	Honeysuckle Holdings LTD.
Friss, Dick	Horner, Karen
Friss, Sylvianne	Horner, Robert
Gabelman, Rick L.	Hornung, R. Adam
Gagnon, Dean	Hornung-Scherr, Heidi
Giacobbi, Cecilia	Jaques, Paul Adrian
Giacobbi, Steven	Jaques, Rosemary E.
Gill, Amaninder K.	JCS Management Services LLC
Gocken, Ryan	Jeffries, Mary L.
Goldstin, Barry	Jensen, Christopher E.
Grehan, Brendan	Jensen, Connie
Grehan, Elaine	Jensen, Michelle D.
Grehan, Liam	Jillings, Steve
Grehan, Paul	Jillings, Sunita
Haakstad, Kevin	Johnston, Laurie
Hahn, Amy M.	Johnston, Ryan
Hahn, Cheryl K.	Kam, Tina Louise
Hahn, Jeffrey R.	Kema Management LTD
Hansen, Justin	Key, Brian
Hansen, Randy	Klassen, Joseph M.
Hansen, Shirley	Klassen, Theresa C.
Harbour, Abby	Klym, Donna J.
Harbour, David	Korby, Regina
Harris, Jay A.	Kot, Aleksander
Harris, Richard W.	Lalonde, Patricia L.
Harry, Megan E.	Lawson, Dale M.
Harry, Michael	Lawson, Mary E.
Haskins, David	Leinen, Tara Hansen
Haxthow, Sally	Leitch, Nicholas D.
Hayward, Richard	Lepine, Praxede
Heise, Kathy	Levesque, Michel
Heise, Lilian	Lopatin, Ian

Names	Names
Lorenzetti, Greg	Schreuer, Glenn
Lower Mainland Bailiff LTD.	Schulhof, Peter
MacLeod, Douglas J.	Scudder, Earl H.
Maggard, Ed	Scudder, Mark A.
Mara, Jonathan	Semrad, Scott
Mara, L. Joan	Sharan, Kathy
Marchman, Larry E.	Sharan, Rahoul
Marcus, William	Shultz, Ben
McGowan, Anastasia	Shultz, Karen
McGowan, John	Speranza, Dianne
McKeown, Tom	Stacy, April
Mellquist, Joanne B.	Stacy, Tony R.
Mellquist, Kennith A.	Steele, David
Mills, David G.	Steele, Peter
Monterey Investments, LLC	Stewart, James
Murphy, Carolyn	Stych, Jason D.
Murphy, Mark	Taggart, Debra C.
Musur Holdings Inc.	Talib, Malik
O'Mahoney, Gerard J.	Talib, Rahim
Orton, Daniel	Tammaro, Debra J.
Orton, Pamela	Thierman, Clinton B.
Partridge, John	Thompson, Elisabeth
Perchaluk, Sally	Turenne, Gab-Riel
Peters, David	Tushaus, Kirk M.
Povazan, Jozef	Ulrich, Ashley
Psaki, James R.	Ulrich, Melvern
Rezac, Dana J.	Ulrich, Michael
Richman, Craig	Uluru Management Co. Ltd.
Richman, Lisa	Unrau, Richard
Rosenberg, Lawrence	Unrau, Tanya
Rosenberg, Sharon	Wallace, Janet L.
Ross, Paul A.	Warner, John A.
Ryebridge Capital Corp.	Wiebe, Darren
Sandhu, Pauline	Wilkinson, Jennifer
Sangha, Nevin	Williams, Cindy
Sangha, Tammy	Wistrom, Grant
Sarrasin, Ron	Wistrom, Melissa
Woods, Cynthia S.	Yurkovich, Gary
Woods, II, Henry C.	Zawalykut, Rodney
Xu, Ying	Zhang, Ning

Schedule C

Exempt Issuances of Common Stock

  Share Exchange Agreement
  Common Stock Purchaser Agreement
  Additional Warrant Side Letter Agreement
  Make Good Side Letter

Schedule C

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Investor Make Good Side Letter Agreement dated as of February __, 2011 (as the same may hereafter be amended, amended and restated, supplemented or otherwise modified, the “Side Letter”).

By executing this Joinder Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were an original signatory to such agreement as an “Initial Investor.”

Accordingly, the undersigned has executed and delivered this Side Letter as of the __ day of ______, 201__.

_____________________________
Signature

_____________________________
Print Name